UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                  ------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):


                                 March 15, 2007

                             DYNATRONICS CORPORATION

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-12697

                     Utah                                   87-0398434

        (State or other jurisdiction of            (IRS Employer Identification

                incorporation)                                Number)

                              7030 Park Centre Dr.
                           Salt Lake City, Utah 84121
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (801) 568-7000

   Former name or former address, if changed since last report: Not Applicable



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01     Entry into a Material Definitive Agreement

On March 15, 2007, Dynatronics Corporation (the "Company") entered into an agreement (the "Agreement") with Dr. Albert Sant Antonio ("Sant Antonio"). The Agreement provides that Sant Antonio will assist the Company in marketing its Synergie AMS Units in the state of Florida to medical doctors, medical assistants, independent spas, and other aesthetic service professionals (collectively, "Providers") who treat patients desiring aesthetic vacuum massage therapy following a unique liposuction bodysculpting cosmetic surgery developed by Sant Antonio (a "Procedure"). The Company's Synergie AMS Units are aesthetic vacuum massage systems used to reduce the appearance of cellulite. The Agreement establishes certain terms under which Sant Antonio will engage and train Providers to perform the Procedure and the aesthetic vacuum massage techniques using Synergie AMS Units. Sant Antonio or one of his trained and qualified agents will also provide instruction to the Providers on the use of Synergie AMS Units for patients who have received the Procedure.

As compensation for his marketing activities, the Company has granted to Sant Antonio marketing rights to sell Units used in connection with the Procedure in the state of Florida, and a portion of sales proceeds from Procedure Units.





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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DYNATRONICS CORPORATION




                                            By:  /s/ Kelvyn H. Cullimore, Jr.
                                               ------------------------------
                                            Kelvyn H. Cullimore, Jr.
                                            Chairman and President

Date:  March 22, 2007